OPINION AND CONSENT OF ACTUARY


     On behalf of AIG Life Insurance Company, I hereby consent to the inclusion of the Tables entitled " Guaranteed Monthly Cost Insurance Rates" and "Guaranteed Monthly Cost Insurance Rates" in a Registration Statement on Form S-6 (No. 333-71753) registering Variable Life Insurance Policies.

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                                                Michael J. Burns, FSA, MAAA